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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

CONTACT INFORMATION:

Wayne W. Byers
(770) 805-6873
wbyers@ebank.com


                      EBANK.COM, INC. ANNOUNCES NAME CHANGE
                           AND DISMISSAL OF LITIGATION

         ATLANTA, GA, January 9, 2003 - ebank.com, Inc. (OTC BB: EBDC.OB) announced today that it has changed its corporate name to ebank Financial Services, Inc., effective January 1, 2003. In addition, on December 17, 2002, ebanc LLC, the successor in interest to Huntington Bank ("Huntington"), dismissed its trademark infringement claim against the Company. Huntington owned a trademark registration for the mark "ebank," and claimed that the Company's use of "ebank.com" as its name infringed on this trademark. The dismissal of Huntington's claim followed a favorable ruling on the Company's motion to dismiss and the Company's filing of a detailed counterclaim seeking cancellation of the trademark registration owned by Huntington.

         Based in Atlanta, GA, ebank Financial Services, Inc., formerly known as ebank.com, Inc., a unitary thrift holding company, serves the financial needs of both retail and small business customers nationwide through its Atlanta-based banking center and the Internet. The company's subsidiary thrift, ebank, provides a broad array of financial products and services to its small business and retail customers, including checking accounts, money markets, CDs, ATM cards, equipment leasing, home loans, commercial loans, credit cards and bill payment services. For more information, visit www.ebank.com.